Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 25, 2002, except for the last paragraph of Note 5 as to which the date is February 28, 2002 relating to the financial statements, which appears in Anworth Mortgage Asset Corporation’s Annual Report to shareholders on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Los Angeles, California
March 25, 2002